UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2015

NetREIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53673	33-0841255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1282 Pacific Oaks Place, Escondido, California 92029
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:	(760) 471-8536

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 6, 2015, NetREIT, Inc., a Maryland corporation and its subsidiaries NetREIT Highland, LLC, a Delaware limited liability company, NetREIT Joshua, LLC, a Delaware limited liability company, NetREIT Casa Grande LP, a California limited partnership, and NetREIT Sunrise, LLC, a Delaware limited liability company (collectively, the “Companies”), entered into an Agreement of Purchase and Sale and Joint Escrow Instructions (the “Purchase Agreement”) to sell 100% of the fee interest in the Sparky’s self-storage properties known as Sparky’s Highland Self Storage, 1775 N. Palm Avenue Highland, CA 92346; Sparky’s Self Storage & Car Wash, 13522 Main Street Hesperia, CA 92345; Sparky’s Self Storage Hesperia, 14400 Yucca Street Hesperia, CA 92345; Sparky’s Self Storage Lancaster, 42654 N. 10th Street West Lancaster, CA 93534; Sparky’s Self Storage Rialto, 3285 N. Locust Avenue Rialto, CA 92376; Sparky’s Self Storage Thousand Palms, 73230 Varner Road Twenty-Nine Palms, CA 92276; and Sparky’s Self Storage Palm, 16730 Walnut Street Hesperia, CA 92345 (collectively, the “Self-Storage Portfolio”) for a purchase price of approximately Thirty-Six Million Three Hundred Twenty-five Thousand and Zero/100 Dollars ($36,325,000.00) to Sparky’s Storage 18 (CA) LP, a subsidiary of Corporate Property Associates 18 – Global (“Buyer”), an unaffiliated third party purchaser.

The Self-Storage Portfolio is a portfolio of seven (7) self-storage properties consisting of approximately 670,000 rentable square feet located in San Bernardino County, California.

The Buyer is currently conducting due diligence on the Self-Storage Portfolio during an initial 55-day inspection period. Initially, the Buyer escrowed an earnest money deposit in the amount of $500,000. At the expiration of the due diligence period, an additional $500,000 deposit will be due, and the total deposit of $1,000,000 will become non-refundable and will be applied to the purchase price at closing.

The sale of the Self-Storage Portfolio is subject to the fulfillment of certain closing conditions and other terms and conditions customary for real estate transactions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that the Self-Storage Portfolio will be sold by the Companies. Assuming that outstanding contingencies are satisfied, we anticipate that the closing of the Self-Storage Portfolio sale will take place in the second quarter of 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential sale of the Self-Storage Portfolio) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to complete a sale under contract, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETREIT, INC.

By:	/s/ Kenneth W. Elsberry
Name: Kenneth W. Elsberry
Title: Chief Financial Officer

Date: February 11, 2015